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                                                                       Exhibit 5



                         PORTER, WRIGHT, MORRIS & ARTHUR
                              41 South High Street
                              Columbus, Ohio 43215
                            Telephone: (614) 227-2000
                               Fax: (614) 227-2100


                                November 13, 1998


Applied Innovation Inc.
5800 Innovation Drive
Dublin, Ohio 43016

        Re: Registration Statement on Form S-8
            Applied Innovation Inc. Amended and Restated 1996 Stock Option Plan (the "Plan")

Ladies and Gentlemen:

         We have acted as counsel for Applied Innovation Inc., a Delaware corporation ("Applied"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by Applied with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of an additional 1,000,000 shares of Applied Common Stock, $.01 par value (the "Shares"), to be issued under the Plan.

         In connection with this opinion, we have examined such corporate records, documents and other instruments of the registrant as we have deemed necessary.

         Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Porter, Wright, Morris & Arthur
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                                          PORTER, WRIGHT, MORRIS & ARTHUR